NINA RICCI




DE:               Valerie Lachance
A:                Mr Schwarz
DATE:             17/05/02
FAX No:           00 43 1 5354255
NINA RICCI - 39 Avenue Montaigne - 75008 PARIS - FRANCE
Tel.: (33).01.40 88 64 42/ Fax: (33).01.40 88 65 38


Dear Wolfgang,

     Please find enclosed the confirmation for Alzbeta for the shooting of Nina Ricci accessories on the 23rd of May in Paris for the amount of Euros 17,000 including agency commission. I will send you the detail later on because I'm waiting for the studio address.

Thanks and best regards.

Valerie